RSM US LLP

1330 Post Oak Blvd
Suite 2400
Houston, TX 77056

T +1 713 625 3500
F +1 713 625 3535

www.rsmus.com

June 29, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Synthesis Energy Systems, Inc.'s statements included under Item 4.01 of its Form 8-K filed on June 29, 2020 and we agree with such statements concerning our firm.

RSM US LLP